UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8 - K

                          CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report February 12, 1998


    COMMISSION FILE NO. 0-24812


                     BRASSIE GOLF CORPORATION
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      (Exact name of registrant as specified in its charter)


                DELAWARE                            56-1781650
--------------------------------       -----------------------------
   (State or other jurisdiction of    (I.R.S. Employer Identification No.)
  incorporation or organization)

             One Tampa City Center, Suite 200, Tampa, FL 33602
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                  (Address of principal executive offices)


                               (813) 222-0611
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            (Registrant's telephone number, including area code)


Check whether the registrant:  (1) has filed all reports required to be filed by
Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X| No |_|

                        BRASSIE GOLF CORPORATION

                               FORM 8 - K

                           TABLE OF CONTENTS




Item 1.  Changes in Control of Registrant - None

Item 2.  Acquisition or Disposition of Assets.............................Page 3

Item 3.  Bankruptcy or Receivership - None

Item 4.  Changes in Registrant's Certifying Accountant - None

Item 5.  Other Events - None

Item 6.  Resignations of Registrant's Directors - None

Item 7.  Financial Statements and Exhibits - None


Signatures................................................................Page 4

ITEM 2.  Acquisition or Disposition of Assets

      On January 29, 1998, the Company entered into an agreement to purchase all the outstanding shares of the voting common stock of Miller Golf, Inc.("Miller"), a Massachusetts corporation, for a combination of $4 million cash and $300,000 of the Company's stock. The Company expects to close the transaction March 9, 1998.

      Miller is a leading supplier of premium golf accessory products such as bag tags, divot repair tools, headcovers and towels for over forty years. Its products are sold and distributed through catalogue, golf professionals, country clubs and resorts as well as through numerous golf associations throughout the world.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.


                                        BRASSIE GOLF CORPORATION


                                  By: /s/ James A. McNulty
                                      -----------------------------
                                      James A. McNulty
                                      Principal Financial and Accounting Officer

Date: February 12, 1998



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